Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333‑117544, 333-137992, 333-144719, 333-152461, 333-186704, 333-209912, and 333-231301 on Form S-3 and Nos. 333-108332, 333-142262, 333-196413, 333-197773, 333-216538, 333-229807, and 333-275357 on Form S-8) of our reports dated November 24, 2023, with respect to the consolidated financial statements of StoneX Group Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Kansas City, Missouri
November 24, 2023